Exhibit 99.1

Biora Therapeutics Announces Funding Agreement with Existing Investors

$16 million multiple-draw facility to be used as a bridge to anticipated pharma partnership

SAN DIEGO, August 12, 2024 – Biora Therapeutics, Inc. (Nasdaq: BIOR), the biotech company reimagining therapeutic delivery, today announced the signing of financing agreements with its existing convertible notes holders.

“We appreciate the continued commitment of our existing noteholders, who have agreed to an additional investment in Biora that we expect will fund us to important milestones, including anticipated partnering with large pharma,” said Eric d’Esparbes, Chief Financial Officer of Biora Therapeutics. “Active pharma collaborator interest in our BioJet™ platform, and recent promising clinical trial results from our NaviCap™ platform, are drivers for this commitment.”

About Biora Therapeutics

Biora Therapeutics is a clinical-stage biotech developing two smart pill-based therapeutics platforms: the NaviCap™ platform for colon-targeted treatment of IBD, designed to improve patient outcomes through treatment at the site of disease in the gastrointestinal tract, and the BioJet™ platform for oral delivery of large molecules, designed to replace injection with needle-free, oral delivery for better management of chronic diseases.

For more information, visit bioratherapeutics.com or follow the company on LinkedIn or X.

About the NaviCap™ Targeted Oral Delivery Platform and BT-600

Biora’s NaviCap™ platform for colon-targeted treatment of inflammatory bowel disease (IBD) is designed to improve patient outcomes by increasing therapeutic activity in tissue at the site of disease while also reducing systemic uptake to improve safety.

BT-600 is a drug/device combination of the NaviCap™ device with a proprietary liquid formulation of tofacitinib, for the potential treatment of moderate to severe ulcerative colitis (UC). Biora’s Phase 1 clinical trial of BT-600 successfully demonstrated delivery throughout the colon in healthy participants, with lower systemic exposure as desired. Biora’s presentation of Phase 1 data, featuring key opinion leaders discussing the value of colon-targeted drug delivery for improving efficacy in UC, can be viewed here.

About the BioJet™ Systemic Oral Delivery Platform

Biora’s BioJet platform for oral delivery of large molecules is designed to replace injection with needle-free delivery for better management of chronic diseases. The BioJet platform uses an ingestible device the size of a multivitamin that can transit through the digestive tract and deliver therapeutics into the small intestine.

The BioJet device is designed to autonomously deliver a wide range of large molecules, such as proteins, peptides, and nucleic acids, in liquid formulation at multi-milligram doses, without requiring complex reformulation.

Safe Harbor Statement or Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts included in this press release, including statements concerning the progress and future expectations and goals of our research and development, preclinical and clinical trial activities, including those involving BT-600 and our NaviCap platform and model-based data projections for the BT-600 program, and partnering and collaboration efforts with third parties, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “envision,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “anticipate,” “forward,” “believe,” “design,” “estimate,” “predict,” “projects,” “projecting,” “potential,” “plan,” “goal(s),” “target,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect our plans, estimates, and expectations, as of the date of this press release. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this press release. Such risks, uncertainties, and other factors include, among others, our ability to innovate in the field of therapeutics, our ability to make future FDA filings and initiate and execute clinical trials on expected timelines or at all, our ability to obtain and maintain regulatory approval or clearance of our products on expected timelines or at all, our plans to research, develop, and commercialize new products, the unpredictable relationship between preclinical study results and clinical study results, our expectations regarding allowed patents or intended grants to result in issued or granted patents, our expectations regarding opportunities with current or future pharmaceutical collaborators or partners, our ability to raise sufficient capital to achieve our business objectives, our ability to maintain our listing on the Nasdaq Global Market, and those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (SEC) and other subsequent documents, including Quarterly Reports on Form 10-Q, that we file with the SEC.

Biora Therapeutics expressly disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Chuck Padala

Managing Director, LifeSci Advisors

IR@bioratherapeutics.com

(646) 627-8390

Media Contact

Liz Robinson

CG Life

lrobinson@cglife.com